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                                                                   Exhibit 10.13

                         FAB 1 BUILDING LEASE AGREEMENT
                                  AMENDMENT #1


THIS LEASE AMENDMENT is entered into and made as of August 19, 2002 by and between UNION SEMICONDUCTOR TECHNOLOGY CORPORATION, a Delaware corporation ("Landlord"), and CRAY INC., a Washington corporation ("Tenant").

WHEREAS, Tenant leases under the FAB 1 Building Lease Agreement, effective June 1, 2000 (the Lease Agreement), from Landlord premises consisting of the second floor and portions of the first floor and basement of the FAB 1 Building, located at 900 Lowater Road, Chippewa Falls, Wisconsin, and consisting of a total of 43,164 square feet for an original term of 2 (two) years commencing June 1, 2000 and ending May 31, 2002, which was extended by exercise of a one year option term commencing June 1, 2002, and terminating May 31, 2003 at a rent consisting for the one year option term consisting of 105% of the base rent ($3.78 per square foot per year) as specified in the lease (Section 3), and

WHEREAS, the Landlord and Tenant desire and agree to amend the Lease Agreement as follows:

1.      TERM:        An additional one year term shall commence June 1, 2003,
immediately upon completion of the one year option term, and shall end on May 31, 2004, unless sooner terminated as provided in this lease.

2.      RENT:               Tenant shall pay to Landlord for the additional one
year lease term rent at the rate of $3.78 per square foot per year, under the terms of the lease (Section 3), payable in equal monthly installments, in the amount of $ 13,519.05, in advance on or before the first day of each and every month thereafter during the additional one year term.

3.      OPTION TERMS:        Landlord and Tenant agree that up to four
additional one year option terms are and shall be hereby established as follows:
Option year #1 shall commence June 1, 2004 and end May 31, 2005; option year #2 shall commence June 1, 2005 and end May 31, 2006; option year #3 shall commence June 1, 2006 and end May 31, 2007; option year #4 shall commence June 1, 2007 and end on May 31, 2008. Each one year option term is contingent upon exercise of the preceding option term. The rent for option years #1 and #2 shall be at the rate of $3.97 per square foot per year payable under the terms of the lease (Section 3), payable in equal monthly installments, in the amount of $ 14,195.00, in advance on or before the first day of each and every month thereafter during each one year option term.

     The rent for option years #3 and #4 shall be at the rate of $4.17 per square foot per year, payable under the terms of the lease (Section 3), payable in equal monthly installments, in the amount of $14,904.75.

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4.      ADDITIONAL TERM:  During the additional term established by this amendment and an option term, if the option term is exercised, all terms and conditions of this lease, including the rent increase set forth above, shall apply during any such additional extensions.

Except as amended in this Amendment Agreement, the FAB 1 Building Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to this Lease as of the day and year first above written.


                                      LANDLORD:

                                      UNION SEMICONDUCTOR TECHNOLOGY CORPORATION

                                      By: /s/ James Lai
                                         ----------------------------------
                                          Its: President
                                      Date:     August 19, 2002

                                      TENANT:

                                      CRAY INC.

                                      By: /s/ David Kiefer
                                         ----------------------------------
                                          Its: Vice President, Product Line
                                      Date:     August 6, 2002